Deloitte & Touche LLP

Independent Accountant's Report


Companion Servicing Company, L.L.C.:

We have examined management's assertion about Companion Servicing Company's (the Company's) compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) as of and for the year ended December 31, 1998, included in the accompanying management assertion. Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 1998 is fairly stated, in all material respects.


/s/ Deloitte & Touche LLP

March 26, 1999

                      Companion Servicing Company, L.L.C.

As of and for the year ended December 31, 1998, Companion Servicing Company, L.L.C. has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, Companion Servicing Company, L.L.C. had in effect a fidelity bond errors and omissions policy in the amount of $1,500,000.00.


                                        /s/ Dan Starowicz
                                   -------------------------------------------
                                   Dan Starowicz
                                   Vice President


                                        3-26-99
                                   ------------------------------------------
                                   Date:  March 26, 1999


                                        /s/ Randy McCurry
                                   ------------------------------------------
                                   Randy McCurry
                                   V.P. Chief Financial Officer


                                        3-26-99
                                   ------------------------------------------
                                   Date:  March 26, 1999